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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectuses of our report dated September 8, 1999 with respect to the financial statements on Form 11-K of the Atlantic Richfield Capital Accumulation Plan II for the period ended March 14, 1999, filed with the Securities & Exchange Commission.

PricewaterhouseCoopers LLP

Los Angeles, California
April 17, 2000